EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Energy Focus, Inc.
Solon, Ohio

We hereby consent to the incorporation by reference in the Registration Statements on Form S-1 (No. 333-237614), and Form S-3 (No. 333-228255) and Form S-8 (Nos. 333-249272, 333-219805, 333-206088, 333-197422, and 333-193024) of Energy Focus, Inc. of our report dated March 25, 2021, relating to the consolidated financial statements and financial statement schedule, which appear in this Form 10-K.

/s/ GBQ Partners, LLC

Columbus, Ohio
March 25, 2021